Exhibit 99.1

000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/KSUSPECIAL2 or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KSUSPECIAL2 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of September 15, 2021 (as it may be amended from time to time, the “merger agreement”) by and among Kansas City Southern (“KCS”), Canadian Pacific Railway Limited (“CPRL”), Cygnus Merger Sub 1 Corporation, a wholly owned subsidiary of CPRL, and Cygnus Merger Sub 2 Corporation, a wholly owned subsidiary of Cygnus Merger Sub 1 Corporation (the “merger proposal”). 3. To approve the adjournment of the KCS special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the KCS special meeting to approve the merger proposal or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to KCS stockholders. For Against Abstain 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to KCS’s named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 517782 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03J1AD

The Special Meeting of Stockholders of Kansas City Southern will be held on Friday, December 10, 2021 at 9:00 a.m. Central Time, virtually via the internet at https://meetnow.global/MXZ6AKV To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.envisionreports.com/KSUSPECIAL2 Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KSUSPECIAL2 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q KANSAS CITY SOUTHERN + Notice of Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — December 10, 2021 Robert J. Druten, Antonio O. Garza, Jr. and Patrick J. Ottensmeyer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Kansas City Southern to be held on December 10, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.